DECLARATION OF TRUST

of

JPMorgan Trust I

(a Delaware Statutory Trust)

Dated as of November 5, 2004



 TABLE OF CONTENTS
DECLARATION OF TRUST

Page

ARTICLE I	 Name and Definitions	1
Section 1.	 Name	1
Section 2.	 Definitions	1
(a)	 Administrator	1
(b)	 By-Laws	1
(c)	 Certificate of Trust	1
(d)	 Class	1
(e)	 Code	1
(f)	 Commission	1
(g)	 Declaration of Trust	1
(h)	 Delaware Act	2
(i)	 Interested Person	2
(j)	 Investment Adviser	2
(k)	 Net Asset Value	2
(l)	 1940 Act	2
(m)	 Outstanding Shares	2
(n)	 Person	2
(o)	 Predecessor Entities	. . . . .
 . . . . . . . . . . . . . . . . . . . .
.. . . . . . . . . . . . . . . .2
(p)	Principal Underwriter	2
(q)	Series	2
(r)	Shareholder	2
(s)	Shares	2
(t)	Supermajority of Trustees	2
(u)	Trust	2
(v)	Trust Property	3
(w)	Trustees	3
ARTICLE II	 Purpose of Trust	3
ARTICLE III	 Shares	3
Section 1.	 Division of Beneficial
Interest 3
Section 2.	 Ownership of Shares	4
Section 3.	 Transfer of Shares	5
Section 4.	 Investments in the Trust 5
Section 5.	 Status of Shares and
Limitation of Personal Liability	5
Section 6.	 Establishment and Designation
of Series or Class	6
Section 7.	 Indemnification of
Shareholders 8
ARTICLE IV	 Trustees	9
Section 1.	 Numbers, Election and Tenure 9
Section 2.	 Effect of Death, Resignation,
etc. of a Trustee	9
Section 3.	 Powers	10
Section 4.	 Expenses of the Trust
and Series	14
Section 5.	 Ownership of Assets of the
Trust	14
Section 6.	 Service Contracts	15
Section 7.	 Trustees and Officers as
Shareholders	16
ARTICLE V	 Shareholders Voting Powers
and Meetings	16
Section 1.	 Voting Powers, Meetings,
Notice, and Record Dates	16
Section 2.	 Quorum and Required Vote 18
Section 3.	 Record Dates	18
Section 4.	 Additional Provisions	18
ARTICLE VI	 Net Asset Value, Distributions
 and Redemptions	18
Section 1.	 Determination of Net Asset Value,
Net Income, and Distributions	18
Section 2.	 Redemptions and Repurchases 19
ARTICLE VII	 Compensation and Limitation of
Liability of Trustees	21
Section 1.	 Compensation	21
Section 2.	 Limitation of Liability 21
Section 3.	 Indemnification	21
Section 4.	 Trustees Good Faith Action,
Expert Advice, No Bond or Surety	22
Section 5.	 Insurance	22
ARTICLE VIII	 Miscellaneous	23
Section 1.	 Liability of Third Persons
Dealing with Trustees	23
Section 2.	 Derivative Actions	23
Section 3.	 Termination of the Trust or
Any Series or Class	24
Section 4.	 Reorganization	25
Section 5.	 Amendments	26
Section 6.	 Maintaining Copies of Declaration
of Trust, References, Headings	27
Section 7.	 Applicable Law	27
Section 8.	 Provisions in Conflict with
Law or Regulations	28
Section 9.	 Statutory Trust Only	28
Section 10.	 Writings	28


 DECLARATION OF TRUST
of
JPMorgan Trust I
THIS DECLARATION OF TRUST is made as of the date set forth below by the Trustee named hereunder for the purpose of forming a Delaware statutory trust to consolidate and continue the businesses of the Predecessor Entities.
NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to
time in any manner and manage and dispose of the
 same upon the following terms and conditions for the benefit of the Shareholders of this Trust.

ARTICLE I
Name and Definitions
Section 1.	Name. This Trust shall be known
as the JPMorgan Trust I, and the Trustees shall
 conduct the business of the Trust under
that name or any other name as they may from time
to time determine.
Section 2.	Definitions. Whenever used herein,
unless otherwise required by the context or
specifically provided:
(a)	Administrator means a party furnishing services
 to the Trust pursuant to any administration contract
 described in Article IV, Section 6(a) hereof;
(b)	By-Laws shall mean the By-Laws of the Trust
 as amended from time to time, which By-Laws are
 expressly herein incorporated by reference as part
 of the governing instrument within the meaning of
 the Delaware Act;
(c)	Certificate of Trust means the certificate
 of trust of the Trust, as filed in the Office of
 the Secretary of State of the State of Delaware in
 accordance with the Delaware Act and as it may be
 amended or restated from time to time;
(d)	Class means a class of Shares of a Series of
 the Trust established in accordance with the
 provisions of Article III h
ereof;
(e)	Code means the Internal Revenue Code of
1986 (or any successor statute), as amended from time
 to time, and the rules and regulations
thereunder, as adopted or amended from time to time;
(f)	Commission shall have the meaning given
such term in the 1940 Act;
(g)	Declaration of Trust means this Declaration
of Trust, as amended, supplemented or amended and
restated from time to time;
(h)	Delaware Act means the Delaware Statutory
Trust Act, 12 Del. C.  3801 et seq., as amended
 from time to time;
(i)	Interested Person shall have the meaning
given it in Section 2(a)(19) of the 1940 Act;
(j)	Investment Adviser means a party furnishing
services to the Trust pursuant to any investment
 advisory contract described in Article IV,
Section 6(a) hereof;
(k)	Net Asset Value means the net asset value of
each Series or Class of the Trust, determined as
 provided in Article VI, Section 1 hereof;
(l)	1940 Act means the Investment Company Act of
1940, as amended from time to time, and the rules
 and regulations thereunder, as adopted
or amended from time to time;
(m)	Outstanding Shares means Shares shown in
the books of the Trust or its transfer agent as
 then-outstanding;
(n)	Person means and includes natural persons,
corporations, partnerships, limited partnerships,
 business trusts, limited liability
partnerships, statutory trusts and foreign statutory
 trusts, trusts, limited liability
companies, associations, joint ventures, estates,
 custodians, nominees and any other
individual or entity in its own or any representative
 capacity, and governments and agencies
and political subdivisions thereof, in each case
 whether domestic or foreign;
	(o)	Predecessor Entities are those
entities identified in Schedule A hereto.

	(p)	Principal Underwriter shall have
the meaning given such term in the 1940 Act;
(q)	Series means each Series of Shares established
and designated under or in accordance with the provisions
 of Article III hereof;
	(r)	Shareholder means a record owner of
Outstanding Shares;
	(s)	Shares means the transferable units of
beneficial interest (par value $0.00001 per share)
 into which the beneficial
interest in the Trust shall be divided from time
 to time and includes fractions of Shares as
well as whole Shares;
	(t)	Supermajority of Trustees shall
mean two-thirds or more of all Trustees then in office;

	(u)	Trust means the Delaware statutory
trust established under the Delaware Act by this
 Declaration of Trust and the filing of
the Certificate of Trust in the Office of the Secretary
 of State of the State of Delaware;
	(v)	Trust Property means any and
all property, real or personal, tangible or intangible,
 which is from time to time owned or
 held by or for the account of the Trust or any Series;
 and
	(w)	Trustees means the Person or
Persons who have signed this Declaration of Trust
 and all other Persons who may from time
to time be duly elected or appointed and have qualified
 to serve as Trustees in accordance
with the provisions hereof, in each case so long as
 such Person shall continue in office
 in accordance with the terms of this Declaration of
 Trust, and reference herein
 to a Trustee or the Trustees shall refer to such
Person or Persons in his or her or their
 capacity as Trustees hereunder.
ARTICLE II
Purpose of Trust
The purpose of the Trust is to conduct, operate
 and carry on the businesses of the Predecessor Entities
 in the form of an open-end
 management investment company registered under the
 1940 Act through one or more Series,
including the power to conduct, operate and carry
 out its business in a master-feeder
structure (as described in Section 4(f) of Article
 VIII).  In furtherance of the foregoing, it
shall be the purpose of the Trust to do everything
 necessary, suitable, convenient or
 proper for the conduct, promotion and attainment of
 any businesses and purposes which
 at any time may be incidental or may appear conducive
 or expedient for the accomplishment
 of the business of an open-end management investment
 company registered under the 1940
 Act and which may be engaged in or carried on by a
 trust organized under the Delaware Act, and
 in connection therewith the Trust shall have and may
 exercise all of the powers conferred
 by the laws of the State of Delaware upon a Delaware
 statutory trust.
ARTICLE III
Shares
Section 1.	Division of Beneficial Interest.
(a)	The beneficial interest in the Trust
shall be divided into one or more Series.  The Trustees
 may divide each Series into one or more
 Classes.  The Trustees hereby establish the Series
 and Classes listed in Schedule B attached
 hereto and made a part hereof.  Schedule B may be
 revised from time to time by resolution
 of a majority of the then Trustees, including in
 connection with the establishment and
designation of any Series or Class pursuant to
 Section 6 of Article III.  Subject to the
further provisions of this Article III and any
 applicable requirements of the 1940 Act, the
 Trustees shall have full power and authority, in their
 sole discretion, and without
obtaining any authorization or vote of the Shareholders
 of any Series or Class thereof, to:
(i)	divide the beneficial interest in each
Series or Class thereof into Shares, with or without
 par value as the Trustees shall determine;
(ii)	issue Shares without limitation as to number
 (including fractional Shares) to such Persons and
 for such amount and type of consideration,
 subject to any restriction set forth in the By-Laws,
 including cash or securities,
at such time or times and on such terms as the Trustees
 may deem appropriate;
(iii)	establish, designate, classify, reclassify
 and change in any manner any Series or Class thereof
 and fix such preferences, voting powers,
 rights, duties and privileges and business purpose of
 each Series or Class thereof as
 the Trustees may from time to time determine, which
 preferences, voting powers, rights,
 duties and privileges may be senior or subordinate
 to (or in the case of business purpose,
 different from) any existing Series or Class thereof
 and may be limited to specified
 property or obligations of the Trust or profits and
 losses associated with specified
 property or obligations of the Trust, provided, however,
that the Trustees may not reclassify or
 change Outstanding Shares in a manner materially adverse
to Shareholders of such Shares;
(iv)	divide or combine the Shares of any Series
 or Class thereof into a greater or lesser number without
thereby materially changing the
 proportionate beneficial interest of the Shares of such
Series or Class thereof in the
 assets held with respect to that Series;
(v)	issue Shares to acquire other assets
 (including assets subject to, and in connection with,
the assumption of liabilities) and
 businesses;
(vi)	change the name of any Series or
Class thereof;
(vii)	dissolve and terminate any one or
 more Series or Classes thereof; and
(viii)	take such other action with respect
 to the Shares as the Trustees may deem desirable.
(b) 	Subject to the distinctions permitted
 among Classes of the same Series as established by
the Trustees, consistent with
 the requirements of the 1940 Act and the Code, each
Share of a Series of the Trust shall
 represent an equal beneficial interest in
 the net assets of such Series, and each Shareholder
 of a Series shall be entitled to receive such
Shareholders pro rata share of distributions of
 income and capital gains, if any, made with respect
to such Series.  Upon redemption of
 the Shares of any Series, the applicable Shareholder
shall be paid solely out of the
 funds and property of such Series of the Trust.
(c) 	All references to Shares in this
 Declaration of Trust shall be deemed to be references
to Shares of any or all Series or
 Classes thereof, as the context may require.  All
provisions herein relating to the Trust
 shall apply equally to each Series of the Trust and
each Class thereof, except as otherwise
 provided or as the context otherwise requires.
(d) 	All Shares issued hereunder, including,
 without limitation, Shares issued in connection
with a dividend in Shares or a split
 or reverse split of Shares, shall be fully paid and
non-assessable.  Except as otherwise
 provided by the Trustees, Shareholders shall have no
preemptive or other right to subscribe
 to any additional Shares or other securities
issued by the Trust.
Section 2.	Ownership of Shares.
The ownership of Shares shall be recorded on
 the books of the Trust or those of a transfer or
similar agent for the Trust, which books
 shall be maintained separately for the Shares of
each Series or Class of the Trust.
No certificates certifying the ownership
 of Shares shall be issued except as the Trustees
may otherwise
 determine from time to time.  The Trustees may
make such rules as they consider
appropriate for the issuance of Share
certificates, the transfer of Shares of each
Series or Class
of the Trust and similar matters.  The record books
of the Trust as kept by the Trust or
 any transfer or similar agent, as the case may
be, shall be conclusive as to the identity of
the Shareholders of each Series or Class of the
Trust and as to the number of Shares of
each Series or Class of the Trust held from time
to time by each Shareholder.  No Shareholder
shall be entitled to receive any payment of a
dividend or distribution, nor to have notice
given to him as provided herein or in the By-Laws,
until he or she has given his or her
 address to the Trust or to the Trusts transfer
or similar agent.
Section 3.	Transfer of Shares.
Except as otherwise provided by the Trustees,
 Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trusts transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other
matters as may be required by the Trustees.
  Upon such delivery, and subject to any further
requirements specified by the Trustees or
 contained in the By-Laws, the transfer
 shall be recorded on the books of the Trust.
Until a transfer is so recorded,
the Shareholder of record of Shares shall be
deemed to be the
holder of such Shares for all purposes hereunder,
and neither the Trustees nor the Trust, nor any
 transfer agent or registrar or any officer,
employee, or agent of the Trust, shall be
affected by any notice of a proposed transfer.
Section 4.	Investments in the Trust.
Investments may be accepted by the Trust
from Persons, at such times, on such terms,
and for such consideration as the Trustees from
time to time may authorize.  At the Trustees discretion,
such investments, subject to
applicable law, may be in the form of cash or
securities, valued as provided in Article VI,
Section 1.  Investments in a Series shall be credited
to each Shareholders account in the
 form of full and fractional Shares at the Net Asset
Value per Share next determined after
the investment is received or accepted as may be
determined by the Trustees; provided, however,
that the Trustees may, in their sole discretion,
(a) impose a sales charge
upon investments in any Series or Class,
(b) issue fractional Shares, or (c) determine
the Net Asset Value per Share of the
initial capital contribution.  The Trustees
shall have
the right to refuse to accept investments in any
Series at any time without any cause or
reason therefor whatsoever.
Section 5.	Status of Shares and
Limitation of Personal Liability.
Shares shall be deemed to be personal
property giving only the rights provided in this
Declaration of Trust.  Every Shareholder
by virtue of having become a Shareholder shall be
 held to have expressly assented and agreed to
be bound by the terms hereof.  The death, incapacity,
dissolution, termination, or
bankruptcy of a Shareholder during the existence of
the Trust shall not operate to terminate the
Trust, nor entitle the representative of any such
Shareholder to an accounting or to take
any action in court or elsewhere against the Trust
or the Trustees, but entitles such
representative only to the rights of such Shareholder
under this Declaration of Trust.
  Ownership of Shares shall not entitle the Shareholder
to any title in or to the whole
or any part of the Trust Property or right to call
for a participation or division of the
 same or for an accounting, nor shall the ownership
of Shares constitute the Shareholders
 as partners.  No Shareholder shall be personally
liable for the debts,
liabilities, obligations and expenses incurred by,
contracted for, or otherwise existing
with respect to, the Trust or any Series or Class.
Neither the Trust nor the Trustees,
nor any officer, employee, or agent of the Trust
shall have any power to bind personally
any Shareholders, nor, except as
specifically provided herein, to call upon any
Shareholder
for the payment of any sum of money
or assessment whatsoever other than such as the
Shareholder may at any time personally
agree to pay.  Shareholders shall have the same
limitation of personal liability as
is extended to shareholders of a private corporation
for profit incorporated in the State
of Delaware.
Section 6.	Establishment and
Designation of Series or Class.
(a) 	The establishment and designation
of any Series or Class of Shares of the Trust
shall be effective upon the adoption by a
majority of the then Trustees of a resolution that
sets forth such establishment and designation
 and the relative rights and preferences of such
Series or Class of the Trust, whether
 directly in such resolution or by reference to
another document including, without limitation,
 any registration statement of the Trust, or as
otherwise provided in such resolution.
(b) 	Shares of each Series or Class of
the Trust established pursuant to this Article III,
unless otherwise provided in the
resolution establishing such Series or Class, shall
have the following relative rights and preferences:
(i)	Assets Held with Respect to a Particular Series.
All consideration received by the Trust
 for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all
income, earnings, profits, and proceeds
thereof from whatever source derived (including,
without limitation, any proceeds derived
from the sale, exchange or liquidation of such
assets and any funds or payments derived
from any reinvestment of such proceeds in whatever
form the same may be), shall irrevocably
be held separately with respect to that Series for
all purposes, subject only to the rights
of creditors of such Series, from the
assets of the Trust and every other Series and shall
be so recorded upon the books of account of the Trust.
Such consideration, assets,
income, earnings, profits and proceeds
thereof, from whatever source derived (including,
without limitation, any proceeds
derived from the sale, exchange or liquidation of
such assets,
and any funds or payments derived from any reinvestment
of such proceeds), in
whatever form the same may be, are
herein referred to as assets held with respect to
that Series.
  In the event that there are any assets, income,
earnings, profits and proceeds thereof,
funds or payments which are not readily identifiable
as assets held with respect to any
particular Series (collectively General Assets), the
Trustees shall allocate such General
Assets to, between or among any one
or more of the Series in such manner and on such basis
as the Trustees, in their sole discretion, deem fair
and equitable, and any General Assets so
allocated to a particular Series shall be assets
held with respect to that Series.
 Each such allocation by the Trustees shall be
conclusive and binding upon the Shareholders
 of all Series for all purposes.  Separate and
distinct records shall be maintained for
each Series and the assets held with respect to
each Series shall be held and accounted for
in such separate and distinct
records separately from the assets held with
respect to all
other Series and the General Assets of the
Trust not allocated to such Series.
(ii)	Liabilities Held with
Respect to a Particular Series.
The assets of the Trust held with
respect to each particular Series shall be
charged against the liabilities of the Trust held
with respect to that Series and all expenses,
costs, charges, and reserves attributable
 to that Series, except that
liabilities and expenses allocated solely to a
particular
 Class shall be borne by that Class.  Any
general liabilities of the Trust which
are not readily identifiable as being
held with respect to any particular
Series or Class shall
be allocated and charged by the
Trustees to and among any one or more
of the Series or
Classes in such manner and on such
basis as the Trustees in their sole
discretion deem fair and equitable.
 All liabilities, expenses, costs,
charges, and reserves so charged to a Series or Class
are herein referred to as liabilities
held with respect to that Series or Class.
Each allocation of liabilities, expenses,
costs, charges, and reserves by the Trustees
shall be conclusive and binding upon
the Shareholders of all Series or Classes
for all purposes.
Without limiting the foregoing, but
subject to the right of the Trustees to allocate
general liabilities, expenses, costs,
charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect
to a particular Series shall be enforceable
against the assets held with respect to such Series
only and not against the assets of the Trust
generally or against the assets held with
respect to any other Series, and none of the
debts, liabilities, obligations and expenses
 incurred, contracted for or otherwise existing
with respect to the Trust generally or any
other Series shall be enforceable against the
assets held with respect to such Series.
Notice of this contractual limitation on
liabilities among Series may, in the Trustees
 discretion, be set forth in the Certificate
of Trust (whether originally or by amendment) as
filed or to be filed in the Office of the
Secretary of State of the State of Delaware
 pursuant to the Delaware Act, and upon the
giving of such notice in the Certificate of
Trust, the statutory provisions of Section
3804 of the Delaware Act relating to limitations
on liabilities among Series (and the statutory
effect under Section 3804 of setting forth
such notice in the Certificate of Trust)
shall become applicable to the Trust and each
Series.  Any person extending credit to,
contracting with or having any claim against any Series
may look only to the assets of that Series
to satisfy or enforce any debt with respect to
 that Series.  No Shareholder or former
Shareholder of any Series, in such capacity,
shall have a claim on or any right to any
assets allocated or belonging to any other Series.
(iii)	Dividends, Distributions,
Redemptions, and Repurchases.
Notwithstanding any other provisions of
this Declaration of Trust, including,
without limitation, Article VI, no dividend or
distribution, including, without limitation,
any distribution paid upon termination of the Trust
or of any Series or Class with respect to, nor
 any redemption or repurchase of, the Shares
of any Series or Class, shall be effected by
the Trust other than from the assets held
with respect to such Series, nor shall any
Shareholder or any particular Series or
Class otherwise have any right or claim against
the assets held with respect to any other
Series except to the extent that such Shareholder
has such a right or claim hereunder as a Shareholder
of such other Series.
The Trustees shall have full discretion, to the extent
 not inconsistent with the 1940 Act,
to determine which items shall be treated as income and
 which items as capital, and each
 such determination and allocation shall be conclusive and binding upon the Shareholders.
(iv)	Equality.
All the Shares of each particular
Series shall represent an equal
proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and
 such rights and preferences as
 may have been established and designated with respect to
 any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series.
  With respect to any Class of a Series, each such Class
 shall represent interests in the
 assets of that Series and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of that Series, except
 that expenses allocated to a Class may
 be borne solely by such Class as determined by the
 Trustees and a Class may have exclusive
 voting rights with respect to matters affecting
 only that Class.
(v)	Fractions.
Any fractional Share of a Series or Class
 thereof shall carry proportionately all
the rights and obligations of a whole Share of that
 Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.
(vi)	Exchange Privilege.
The Trustees shall have the authority to
 provide that the Shareholders of any
Series or Class shall have the right to exchange
said Shares for Shares of one or more other Series of
Shares or Class of Shares of the Trust
or of other investment companies registered under the
1940 Act in accordance with such
requirements and procedures as may be established
by the Trustees.
(vii)	Combination of Series.
The Trustees shall have the authority,
without the approval of the Shareholders of any Series
or Class, unless otherwise required
 by applicable law, to combine the assets and liabilities
held with respect to any
two or more Series or Classes into assets and liabilities
 held with respect to a
single Series or Class; provided, however, that the
Trustees may not change Outstanding
 Shares in a manner materially adverse
 to Shareholders of such Series or Class.
Section 7.	Indemnification of Shareholders.
If any Shareholder or former Shareholder
 of any Series shall be held to be personally liable
solely by reason of a claim or demand
 relating to such Person being or having been a
Shareholder, and not because of such
 Persons acts or omissions, the Shareholder or
former Shareholder (or such Persons heirs,
 executors, administrators, or other legal
representatives or in the case of a
 corporation or other entity, its corporate or other
general successor) shall be entitled
 to be held harmless from and indemnified against all
loss and expense arising from such
 claim or demand, but only out of
 the assets held with respect to the particular Series
 of Shares of which such Person is or was a Shareholder
and from or in relation to which such
 liability arose.  The Trust, on behalf of the
applicable Series, may, at its option, assume
 the defense of any such claim made against such
Shareholder.  Neither the Trust
 nor the applicable Series shall be responsible for
satisfying any obligation arising
 from such a claim that has been settled by the
Shareholder without the prior written notice to,
and consent of, the Trust.
ARTICLE IV
Trustees
Section 1.	Numbers, Election and Tenure.
The number of Trustees shall initially
 be one, and thereafter shall be such number as shall
be fixed from time to time by a written
 instrument signed by a Supermajority of Trustees, or
by resolution approved by a Supermajority
 of Trustees, provided, however, that the number of
Trustees shall in no event be less than three.
  Each Trustee shall serve during the lifetime of the
Trust until he or she (a) dies, (b) resigns,
 (c) has reached the mandatory retirement age, if any,
as established by a provision
 of the By-Laws, which is amendable only by a
Supermajority of Trustees, or otherwise set
 by a Supermajority of Trustees, (d) is declared
incompetent by a court of appropriate jurisdiction, or
(e) is removed, or, if
sooner, until the next meeting of Shareholders called
 for the purpose of electing Trustees and until the
election and qualification of his or her
 successor.  In the event that less than the majority
of the Trustees holding office
 have been elected by the Shareholders, the Trustees
then in office shall call a Shareholders
 meeting for the election of Trustees.  Any Trustee
may resign at any time by written
 instrument signed by him or her and delivered to any
officer of the Trust or to a meeting
 of the Trustees.  Such resignation shall be effective
upon receipt unless specified to be
 effective at some other time.  Except to the extent
expressly provided in a written
 agreement with the Trust, no
 Trustee resigning and no Trustee removed shall have any
 right to any compensation for
 any period following his or her resignation or
removal, or any
right to damages on account of such removal.  The
Shareholders may elect Trustees
 at any meeting of Shareholders called by the Trustees
for that purpose.  Any Trustee may
 be removed (a) with or without cause at any meeting
of Shareholders by a vote of two-thirds
 of the Outstanding Shares of
 the Trust, or (b) with or without cause at any time by
 written instrument signed by
 a Supermajority of Trustees, or by resolution
approved by a Supermajority
 of Trustees, specifying the date when such removal
shall become effective.
Section 2.	Effect of Death,
 Resignation, etc. of a Trustee.
The death, declination to serve,
 resignation, retirement, removal
 or incapacity of one or more Trustees, or all of them,
 shall not operate to annul the
 Trust or to revoke any existing agency created pursuant
 to the terms of this Declaration of Trust.  Whenever
there shall be fewer than the designated number of
Trustees, until additional Trustees
are elected or appointed as provided herein to bring
the total number of Trustees
equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and
shall discharge all the duties
imposed upon the Trustees by this Declaration of Trust.
 As conclusive evidence of such
vacancy, a written instrument certifying the existence
of such vacancy may be
executed by an officer of the Trust or by a majority
of the Trustees.  In the event of
the death, declination, resignation, retirement,
removal, or incapacity of all the then Trustees
within a short period of time and
without the opportunity for at least one Trustee
being able to appoint additional Trustees
to replace those no longer serving, the Trusts
Investment Adviser is empowered
to appoint new Trustees subject to the provisions
of Section 16(a) of the 1940 Act.
Section 3.	Powers.
(a)	 Subject to the provisions of this
Declaration
of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees or remove any Trustee with or without cause at any time by written instrument signed by a Supermajority of
Trustees or by a resolution approved by a Supermajority of Trustees; fill vacancies caused by enlargement of their number or by the death, resignation, retirement or remo val of a Trustee on a vote of a Supermajority of Trustees; elect and remove,
with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from thei r own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Trustees to the
extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling
of securities or with a Federal Reserve Bank;
employ auditors, counsel or other
agents of the Trust, subject to the conditions
 set fo
rth in this Declaration of Trust







or in the By-Laws; employ an Administrator for the Trust and authorize such
Administrator to employ sub-administrators; employ an Investment Adviser to the
Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal
Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each
Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser,
Administrator, sub-adviser, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter.
Any determination as to what is in the
interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.
Unless otherwise specified herein or in
the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of
Trustees at which a quorum of Trustees is present,
 within or without the State of
Delaware.


(b)	 Without limiting the foregoing, the Trustees
shall have the power and authority to cause the
Trust (or to act on behalf
of the Trust):
(i)	 To invest and reinvest cash and other
property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign,

transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all
Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia
 and any political subdivision,
agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any
international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in when issued or
 delayed delivery transactions and in all
types of financial instruments and hedging and
 risk management transactions; change
the investments of the assets of the Trust; and
to exercise any and all rights, powers,
and privileges of ownership or interest in respect
of any and all such investments
of every kind and description, including, wit
hout limitation, the right to consent
and otherwise act with respect thereto, with
power to designate one or more Persons
to exercise any of said rights, powers, and
privileges in respect of any of said
instruments;
(ii)	 To sell, exchange, lend, pledge,
mortgage,
hypothecate, lease, or write options (including,
 options on futures contracts)
with respect to or otherwise deal in any
property rights relating to any or all of
the assets of the Trust or any Series;
(iii)	 To vote or give assent, or exercise
any
rights of ownership, with respect to stock or
 other securities or property and to
execute and deliver proxies or powers of
attorney to such Person or Persons as the Trustees
shall deem proper, granting to such Person or Persons
 such power and discretion
with relation to securities or property as the Trustees
 shall deem proper;
(iv)	 To exercise powers and right of subscription
or otherwise which in any manner arise out of ownership
or securities;
(v)	 To hold any security or property in any
form, whether in bearer, unregistered or other negotiable
form, or in its
own name or in the name of a custodian or sub-custodian or
 a nominee or
nominees or otherwise;
(vi)	 To consent to or participate in any plan
for the reorganization, consolidation or merger of any
 corporation or
issuer of any security which is held in the Trust; to
consent to any contract, lease, mortgage,
purchase or sale of property by such corporation or issuer;
and to pay calls or
subscriptions with respect to any security held in the Trust;
(vii)	 To join with other security holders in
acting through a committee, depositary, voting trustee or
 otherwise, and in
that connection to deposit any security with, or transfer
 any security to, any
such committee, depositary or trustee, and to delegate to
 them such power and
authority with relation to any security (whether or not so deposited or transferred)
as the Trustees shall deem proper, and to agree to pay, and
to pay, such
portion of the expenses and compensation of such committee,
 depositary or
trustee as the Trustees shall deem proper;
(viii)	 To compromise, arbitrate or otherwise
adjust claims in favor of or against the Trust or any matter in controversy, including,
but not limited to, claims for taxes;
(ix)	 To enter into joint ventures, general or
limited partnerships and any other combinations or associations;
(x)	 To borrow funds or other property in the
name of the Trust exclusively for Trust purposes and in
 connection therewith issue
notes or other evidence of indebtedness and to mortgage
and pledge the Trust
Property or any part thereof to secure any or all of such
indebtedness;
(xi)	 To endorse or guarantee the payment of
any notes or other obligations of any Person, to make
contracts of guaranty or suretyship,
or otherwise assume liability for payment thereof, and
to mortgage and pledge the
Trust Property or any part thereof to secure any of or
all of such obligations;
(xii)	 To purchase and pay for entirely out of Trust
Property such insurance as the Trustees may deem necessary
or appropriate for the
conduct of the business, including, without limitation,
insurance policies
insuring the assets of the Trust or payment of distributions and principal on its
portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent
contractors of the Trust and/or trustees, directors or
former trustees or directors
of Predecessor Entities, individually against all claims
 and liabilities of
every nature arising by reason of holding, being or
having held any such office or
position, or by reason of any action alleged to have
 been taken or omitted by any such
Person as Trustee, officer, employee, agent, Investment
 Adviser, Principal
Underwriter, or independent contractor, including any
action taken or omitted
that may be determined to constitute negligence, whether
or not the Trust
would have the power to indemnify such Person against
 liability;
(xiii)	 To adopt, establish and carry out pension,
profit-sharing, share bonus, share purchase, savings,
thrift and other retirement,
incentive and benefit plans and trusts, including the
 purchasing of life insurance
and annuity contracts as a means of providing such
retirement and other benefits,
for any or all of the Trustees, officers, employees
and agents of the Trust;
(xiv)	 To operate as and carry out the business
of an investment company, and exercise all the powers
 necessary or appropriate
to the conduct of such operations;
(xv)	 To enter into contracts of any kind and
description;
(xvi)	 To employ as custodian of any assets of
the Trust one or more banks, trust companies or
companies that are members of a
national securities exchange or such other entities
as the Commission may permit as
custodians of the Trust, subject to any conditions
 set forth in this Declaration of
Trust or in the By-Laws;
(xvii)	 To employ auditors, counsel or other agents
of the Trust, subject to any conditions set forth in
 this Declaration of Trust
or in the By-Laws;
(xviii)	 To interpret the investment policies,
practices, or limitations of any Series or Class;
(xix)	 To establish separate and distinct Series
with separately defined investment objectives and
policies and distinct investment
purposes, and with separate Shares representing
beneficial interests in such Series,
and to establish separate Classes, all in accordance
 with the provisions of
Article III;
(xx)	 To the fullest extent permitted by
 Section
3804 of the Delaware Act, to allocate assets,
liabilities
and expenses of the
Trust to a particular Series and liabilities
and expenses to a particular Class or
to apportion the same between or among two or
 more Series or Classes, provided that
any liabilities or expenses incurred by a
particular Series or Class shall be
payable solely out of the assets belonging to that
Series or Class as provided for
in Article III; and
(xxi)	 To engage in any other lawful act or
activity in which a statutory trust organized under
 the Delaware Act may engage subject
to the requirements of the 1940 Act.
(c)	The Trust shall not be limited to investing
in obligations maturing before the possible
 termination of the Trust or one or
more of its Series.  The Trust shall not in any
way be bound or limited by any present
or future law or custom in regard to investment
by fiduciaries.  The Trust shall
not be required to obtain any court order to deal
 with any assets of the Trust or
take any other action hereunder.  The Trust may
pursue its investment program and any
other powers as set forth in this Section 3 of
Article IV either directly or
indirectly through one or more subsidiary vehicles
at the discretion of the Trustees or by
operating in a master feeder structure (as
 described in Section 4(f) of
Article VIII).
(d) 	Except as prohibited by applicable law,
the Trustees may, on behalf of the Trust,
 buy any securities and other instruments
and property from or sell any securities and
other instruments and property to,
or lend any assets of the Trust to, any Trustee
or officer of the Trust or any firm
of which any such Trustee or officer is a member
 acting as principal, or have any such
dealings with any Investment Adviser, Administrator,
 Principal Underwriter,
distributor or transfer agent for the Trust or with
 any Interested Person of such person.
 The Trust may employ any such person, or entity in
 which such person is an
Interested Person, as broker, legal counsel, registrar,
 Investment Adviser, Administrator,
Principal Underwriter, distributor, transfer agent,
 dividend disbursing
agent, shareholder servicing agent, custodian or in
 any other capacity upon customary
terms.
Section 4.	Expenses of the Trust and Series.
Subject to Article III, Section 6, the Trust or a particular Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the
 Trust Property or the assets
belonging to the particular Series, for their expenses
 and disbursements, including,
but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums;
applicable fees, interest charges and expenses of third parties, including the Trusts investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence;
costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the
 Trust and each Series and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trusts officers and employees and costs of other personnel performing services for the Trust or any Series; costs of
 Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust or a Series
 (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets
of each such Series, prior to any rights or interests
 of the Shareholders thereto, for the reimbursement to
 them of such expenses, disbursements, losses and liabilities.
  This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.
Section 5.	Ownership of Assets of the Trust.
The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee.  Upon the resignation, removal or death
 of a Trustee, he or she shall automatically cease to have
any right, title or interest in any of the Trust Property,
 and the right, title and interest of such Trustee in the
Trust Property shall vest automatically in the remaining
 Trustees. Such vesting and cessation of title shall be
effective whether or not conveyancing documents have been
 executed and delivered.  No Shareholder shall be deemed
 to have a severable ownership in any individual asset of
the Trust or any right of partition or possession thereof,
 but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.
Section 6.	Service Contracts.
(a) 	Subject to such requireme
nts and restrictions as may be set forth under federal
and/or state law and in the By-Laws,
 including, without limitation, the requirements of Section
15 of the 1940 Act, the
 Trustees may, at any time and
from time to time, contract for exclusive or non-exclusive
 advisory, management and/or administrative services for the Trust or for any Series (or Class thereof)
 with any corporation, trust, association, or other organization; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and
direct the investment of all
 assets held, and to determine from time to time without
prior consultation with the Trustees
 what investments shall be purchased,
 held, sold, or exchanged and what portion, if any, of
 the assets of the Trust shall be held uninvested and to
make changes in the Trusts investments;
 authority for the Investment Adviser or Administrator to
 delegate certain or all
 of its duties under such contracts to qualified
investment advisers and administrators,
 or such other activities as may specifically be
delegated to such party.
(b) 	The Trustees may also, at any
 time and from time to time, contract with any
 corporation, trust, association, or other
 organization, appointing it exclusive
 or non-exclusive distributor or Principal
 Underwriter for the Shares of one or
 more of the Series (or Classes) or other securities
 to be issued by the Trust.  Every such contract shall
comply with such requirements and
 restrictions as may be set forth under federal and/o
 state law and in the By-Laws,
 including, without limitation, the requirements of
Section 15 of the 1940 Act, and any
 such contract may contain such other terms as the
Trustees may determine.
(c) 	The Trustees are also empowered,
 at any time and from time to time, to contract with
any corporations, trusts, associations or
 other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws or stipulated
 by resolution of the Trustees.
(d) 	The Trustees may adopt a plan
 or plans of distribution with respect to Shares of any Series or Class and enter into any
 related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result
 in sales of its Shares, subject to the requirements
 of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and
other applicable rules and regulations.
(e) 	Subject to applicable law,
 the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the
 Trustees determine to be in the best interests of the Trust and the applicable Series.


(f) 	The fact that:
(i)	any of the Shareholders,
 Trustees, or officers of the Trust is a shareholder,
director, officer, partner, trustee,
 employee, Investment Adviser, Administrator,
sub-adviser, sub-administrator,
Principal Underwriter, distributor, or affiliate or
agent of or for any corporation, trust,
association, or other organization, or for any parent
 or affiliate of any organization
with which an advisory, management, or administr
ation contract, or Principal Underwriters
 or distributors contract, or transfer agent,
shareholder servicing agent or other type of
service contract may have been or may hereafter
be made, or that any such organization, or
any parent or affiliate thereof,
is a Shareholder or has an interest in the
Trust; or that
(ii)	any corporation, trust,
association or other organization with which
an advisory, management, or administration
contract or Principal Underwriters or
distributors contract, or transfer agent or shareholder
 servicing agent contract may have been or may
hereafter be made also has an advisory, management,
 or administration contract, or Principal
Underwriters or distributors or other service
contract with one or more other corporations,
trusts, associations, or other organizations,
or has other business or interests,
shall not affect the validity of
any such contract or disqualify
any Shareholder, Trustee or officer of the
Trust from voting
 upon or executing the same, or create any
liability or accountability to the Trust or its
 Shareholders, provided approval of each
such contract is made pursuant to the requirements
 of the 1940 Act.
Section 7.	Trustees and
Officers as Shareholders.
Any Trustee, officer or agent of
the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

ARTICLE V
Shareholders Voting Powers and Meetings
Section 1.	Voting Powers,
Meetings, Notice, and Record Dates.
(a)	The Shareholders shall have
power to vote only with respect to:
(i)	the election or removal of
Trustees as provided in Article IV
hereof; and
(ii)	such additional matters
relating to the Trust as may be
required by applicable law, this
Declaration of Trust, the
By-Laws or any registration of
the Trust with the Commission (or any
successor agency), or
as the Trustees may consider
 necessary or desirable.
(b) 	As to each matter on
which a Shareholder is entitled
to vote, such Shareholder shall be entitled
to one vote for each
dollar of Net Asset Value represented
by such Shareholders Shares (as of the
Record Date applicable
 to the meeting or written consent
 pursuant to which the vote of Shareholders
is being sought
 or obtained) and a proportionate fractional
vote with respect to the remainder of the
Net Asset Value of such Shares, if any.  All
references in this Declaration of Trust or the
By-Laws to a vote of, or the holders of, a
majority, percentage or other proportion of
Outstanding Shares shall mean a vote of, or
the holders of, such majority, percentage or
 other proportion of the votes to which such
Shares entitle their holder(s).
(c) 	Notwithstanding any other
provision of this Declaration of Trust, on
any matters submitted to a vote of the
Shareholders, all Outstanding Shares of the
Trust then entitled to vote shall be voted in
aggregate, except:
(i)	when required by the 1940 Act,
 Shares shall be voted by individual Series;
(ii)	when the matter involves
 any action that the Trustees have determined
will affect only the interests of one or more
Series, then only the Shareholders of such
Series shall be entitled to vote thereon; and
(iii)	when the matter involves
any action that the Trustees have determined
will affect only the interests of one or more
 Classes, then only the Shareholders
 of such Class or Classes shall be entitled
to vote
thereon.
(d) 	There shall be no
cumulative voting in the election of Trustees.
(e) 	Shares may be voted
in person or by proxy.  A proxy may be given
in writing.  The By-Laws may provide that
proxies may also, or may instead, be given by
an electronic or telecommunications device or
in any other manner.
(f) 	Notwithstanding anything
else contained herein or in the
By-Laws, in the event a proposal by anyone
other than the
 officers or Trustees of the Trust is
submitted to a vote of the Shareholders of one or more
 Series or Classes thereof or of the Trust, or
in the event of any proxy contest or proxy
 solicitation or proposal in
opposition to any proposal by the officers
or Trustees
of the Trust, Shares may be voted only by written
proxy or in person at a meeting.
(g) 	Until Shares of a
 Class or Series are issued, the Trustees may
exercise all rights of Shareholders of that Class
or Series and may take any action required by
law, this Declaration of Trust or the
By-Laws to be taken by the Shareholders with
 respect to that Class or Series.  Shares held
 in the treasury shall not confer any voting
rights on the Trustees and shall not be
entitled to any dividends or other distributions
 declared with respect to the Shares.
(h) 	Meetings of the Shareholders
 shall be called and notice thereof
 and record dates therefor shall be given
and set as
provided in the By-Laws.
Section 2.	Quorum and Required Vote.
Except when a larger quorum is required
 by applicable law, by the By-Laws or by this
Declaration of Trust, a majority of the
 Outstanding Shares entitled to vote shall
constitute a quorum at a Shareholders meeting.
 When any one or more Series (or Classes) is
 to vote as a single Class separate from any other
 Shares, a majority of the Outstanding
 Shares of each such Series (or Class)
entitled to vote
 shall constitute a quorum at a Shareholders
meeting of that Series (or Class).  Except when
 a larger vote is required by any provision
of this Declaration of Trust or the By-Laws or
 by applicable law, when a quorum
 is present at any meeting, a majority of
the Outstanding
 Shares voted shall decide any questions,
including the election of Trustees, provided that
 where any provision of law or of this
Declaration of Trust requires that the holders of any
 Series shall vote as a Series (or that
holders of a Class shall vote as a Class), then a
majority of the Outstanding Shares of that
Series (or Class) voted on the matter shall
decide that matter insofar as that Series
(or Class) is concerned.
Section 3.	Record Dates.
For the purpose of determining
the Shareholders of any Series
(or Class) who are entitled to receive
payment of any dividend
or of any other distribution,
the Trustees may from time to time fix
a date, which shall be
before the date for the payment of such
dividend or such other payment, as the record date
 for determining the Shareholders
of such Series (or Class) having the
right to receive such
dividend or distribution.  Without
 fixing a record date, the Trustees may
for distribution
 purposes close the register or
transfer books for one or more Series
(or Classes) at any
time prior to the payment of a
distribution.  Nothing in this Section
shall be construed
as precluding the Trustees from setting
different record dates for different Series (or Classes).
Section 4.	Additional Provisions.
The By-Laws may include further
provisions for Shareholders, votes and
meetings and related matters.

ARTICLE VI
Net Asset Value, Distributions
and Redemptions
Section 1.	Determination
of Net Asset Value, Net Income, and Distributions.
Subject to applicable law and
Article III, Section 6 hereof,
the Trustees, in their absolute discretion,
may prescribe and
shall set forth in the By-Laws
or in a duly adopted resolution of the
Trustees such bases and
time for determining the Net
Asset Value per Share of any Series or
Class or net income
attributable to the Shares of
any Series or Class, or the declaration
and payment of
dividends and distributions
on the Shares of any Series or Class, as
they may deem necessary or
desirable.  The Trustees shall
cause the Net Asset Value of Shares of
each Series or Class
 to be determined from time to
time in a manner consistent with applicable
laws and regulations.
  The Trustees may delegate the power and
duty to determine the Net Asset Value per
 Share to one or more Trustees or officers
of the Trust or to a custodian, depository or
other agent appointed for such purpose.
The Net Asset Value of Shares shall be determined
separately for each Series or
Class at such times as may be prescribed
by the Trustees or,
 in the absence of action by the Trustees,
as of the close of trading on the New York Stock Exchange
 on each day for all or part of which such
Exchange is open for unrestricted trading.
Section 2.	Redemptions and Repurchases.
(a) 	Each Shareholder of a
Series shall have the right at such times as
may be permitted by the Trustees to require the
Series to redeem all or any part of his Shares
at a redemption price per Share equal
to the Net Asset Value per Share at such time
as the Trustees shall have prescribed by
 resolution. In the absence of such
 resolution, the redemption price per
Share shall be
 the Net Asset Value next determined
after receipt by the Series of a
request for redemption
 in proper form less such charges as are
determined by the Trustees and described in the
Trusts Registration Statement for that
Series under the Securities Act of 1933.
The Trustees may specify conditions,
prices, and places of redemption, and may specify
binding requirements for the proper form
or forms of requests for redemption.  Payment of the
 redemption price may be wholly or partly
in securities or other assets at the value of
such securities or assets used in such
determination of Net Asset Value, or may be in cash.
Upon redemption, Shares may
be reissued from time to time.  To the
extent permitted by law,
the Trustees may retain the proceeds of
any redemption of Shares required by them for
payment of amounts due and owing
 by a Shareholder to the Trust or any Series or Class.
Notwithstanding the foregoing, the Trustees
may postpone payment of the redemption price and
may suspend the right of the Shareholders
to require any Series or Class to redeem Shares
during any period of time when and to the
extent permissible under the 1940 Act.
(b) 	Subject to the
provisions of paragraph
(a) above, payment for
any Shares which are presented for redemption
shall be made in cash or
property from the assets
of the relevant Series and payment for
such Shares shall be made
within seven (7) days after the date upon
which the redemption request
is effective, or such longer
period as may be required.  The
redemption price may in any
 case or cases be paid wholly
 or partly in kind if the Trustees determine
that such payment is
advisable in the interest of the remaining
Shareholders of the Series or Class thereof for
 which the Shares are being redeemed.
Subject to the foregoing, the fair value, selection
 and quantity of securities or other property
so paid or delivered as all or part of the
redemption price may be determined by or under
authority of the Trustees.  In no case shall
the Trust be liable for any delay of any
Investment Adviser or Administrator or other Person
in transferring securities selected for
delivery as all or part of any payment-in-kind.
(c) 	If, as referred to in
paragraph (a) above, the Trustees
postpone payment of the redemption
price and suspend the
right of Shareholders to redeem
their Shares, such suspension shall take effect at
 the time the Trustees shall specify, but
not later than the close of business on the business
 day next following the declaration
of suspension.  Thereafter Shareholders shall have
 no right of redemption or payment until
the Trustees declare the end of the suspension.
  If the right of redemption is suspended,
a Shareholder may either withdraw his request for
 redemption or receive payment based on the
Net Asset Value per Share next determined afte
r the suspension terminates.
(d) 	If the Trustees shall, at any
 time and in good faith, determine that direct
or indirect ownership of Shares of any Series
 or Class thereof has or may become
concentrated in any Person to an extent that would
disqualify any Series as a regulated investment
company under the Code, then the Trustees
 shall have the power (but not the obligation),
by such means as they deem equitable, to:
(i)	call for the redemption by any
such Person of a number, or principal amount,
of Shares sufficient to maintain or bring
the direct or indirect ownership of Shares into
conformity with the requirements for
such qualification,
(ii)	refuse to transfer or issue
Shares of any Series or Class thereof to such
Person whose acquisition of the Shares in
question would result in such disqualification, or
(iii)	take such other actions as
 they deem necessary and appropriate to avoid
such disqualification.
(e)	The Trust shall, to the
 extent permitted by applicable law, have the
right at any time to redeem the Shares owned by any holder thereof:
(i)	in connection with the
termination of any Series or
 Class of Shares;
(ii)	if the value of such Shares
 in the account or accounts maintained
 by the Trust or its transfer agent for such Series or
 Class of Shares is less than the
value determined from time to time by the
Trustees as the
 minimum required for an account or accounts
of such Series or Class, provided that the
Trust shall provide a Shareholder with written
notice at least fifteen (15) days prior to
effecting a redemption of Shares as a result
of not satisfying such requirement;
(iii)	if the Shareholder fails to
pay when due the full purchase price of
Shares issued to him;
(iv)	if the Shareholder fails to
comply with paragraph (f) of this Section 2; or
		(v)	if the Trustees
determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under applicable law.

Any such redemption shall be effected at
 the redemption price and in the manner
provided in this Article VI.
(f) 	The Shareholders shall upon
demand disclose to the Trustees in writing
such information with respect to direct and
indirect ownership of Shares and the beneficial
owner(s) thereof as the Trustees deem
necessary to comply with the provisions of the
 Code, or to comply with the requirements of
 any governmental authority or applicable
law or regulation.
ARTICLE VII
Compensation and Limitation of
Liability of Trustees
Section 1.	Compensation.
The Trustees in such capacity shall
be entitled to reasonable
compensation from the Trust, and they may
fix the amount of
such compensation.  However, the Trust
will not compensate those Trustees who are otherwise
compensated by the Investment Adviser, any
sub-adviser or the Principal Underwriter under
 the terms of any contract between the
Trust and the Investment Adviser, any sub-adviser
 or the Principal Underwriter, as applicable.
Nothing herein shall in any way prevent the
employment of any Trustee for advisory,
management, legal, accounting, investment banking
 or other services and payment for such
services by the Trust.
Section 2.	Limitation of Liability.
A Trustee, when acting in such capacity,
 shall not be personally liable to any
person other than the Trust or a beneficial owner for
 any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission or any conduct
whatsoever in his capacity as Trustee, provided that
 nothing contained herein or in the Delaware
Act shall protect any Trustee against any liability
 to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross
negligence or reckless disregard of the duties
 involved in the conduct of the office of Trustee hereunder. No Trustee who has been determined to be an audit committee financial expert
(for purposes of Section 407 of the Sarbanes-Oxley Act
 of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty of care in discharging such Trustees duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated.

Section 3.	Indemnification.
(a)	Subject to the exceptions and
 limitations contained in the By-Laws:
(i)	every person who is, has been,
 or becomes a Trustee or officer of the Trust
or is or has been a trustee or director of a
Predecessor Entity (hereinafter referred to
as a Covered Person) shall be indemnified by the
 Trust to the fullest extent permitted by
law against liability and against all expenses
reasonably incurred or paid by him or her
in connection with any proceeding in which he or
 she becomes involved as a party or
otherwise by virtue of being or having been a Trustee or
 officer of the Trust or a trustee or
director of a Predecessor Entity and against amounts
 paid or incurred by him or her in the
settlement  thereof; and
(ii)	expenses in connection with the
 defense of any proceeding of the
character described in clause (i) above shall be
advanced by the Trust to the Covered Person
from time to time prior to final disposition of
such proceeding to the fullest extent
permitted by law.
(b)	For purposes of this
Section 3 and Section 5 of this Article VII
below, proceeding means any threatened, pending
or completed claim, action, suit or
proceeding, whether civil, criminal, administrative or
investigative (including appeals); and
liabilities and expenses includes, without limitation,
attorneys fees, costs, judgments, amounts
paid in settlement, fines, penalties and all other
liabilities whatsoever.
(c) 	The Trusts financial
 obligations arising from the indemnification
provided herein may be insured by policies
maintained by the Trust, shall be severable,
shall not be exclusive of or affect any other
rights to which any Covered Person may now
or hereafter be entitled, shall continue as to a
person who has ceased to be a
 Covered Person as to acts or omissions as
a Covered Person and
 shall inure to the benefit of the heirs,
executors and administrators of such a person.
Nothing contained herein shall affect any
rights to indemnification to which Trust personnel,
other than Covered Persons, and other
persons may be entitled by contract or otherwise under law.
	(d)	In no event will any revision,
 amendment or change to this Section 3 or the By-laws affect in any manner the rights of any Covered Person to receive indemnification by the Trust against all liabilities and expenses reasonably incurred or paid by the Covered Person in connection with any proceeding in which the Covered
Person becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust or a trustee or director of a Predecesso r Entity (including any amount paid or incurred by the Covered Person in the settlement of such proceeding) with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such revision, amendment or change to this
 Section 3 or the By-laws is made.

Section 4.	Trustees Good Faith Action,
 Expert Advice, No Bond or Surety.
The exercise by the Trustees of their
 powers and discretions hereunder shall be
binding upon everyone interested.  A Trustee shall
 be liable to the Trust and to any Shareholder
solely for his or her own willful misfeasance,
 bad faith, gross negligence or reckless
disregard of the duties involved in the conduct of
 the office of Trustee, and shall not be
liable for errors of judgment or mistakes of fact or law.
  The Trustees may take advice of counsel
or other experts with respect to the meaning
and operation of this Declaration of Trust
and the By-Laws, and shall be under no liability
 for any act or omission in accordance with
such advice.  The Trustees shall not be required
to give any bond as such, nor any surety if
a bond is required.
Section 5.	Insurance.
The Trustees shall be entitled and
empowered to the fullest extent permitted
by law to purchase with Trust assets insurance
 for liability and for all expenses reasonably
incurred or paid or expected to be paid by a
Trustee, officer or agent of the Trust or a
trustee or director of a Predecessor Entity in
connection with any proceeding in which he or
she may become involved by virtue of his or
 her capacity or former capacity as a Trustee,
 officer or agent of the Trust or a trustee or
 director of a Predecessor Entity.  For purposes
 of this Section 5, agent means any Person
 who is, was or becomes an employee or other
 agent of the Trust who is not a Covered Person.
ARTICLE VIII
Miscellaneous
Section 1.	Liability of Third
 Persons Dealing with Trustees.
No Person dealing with the Trustees
 shall be bound to make any inquiry
 concerning the validity of any transaction made or
 to be made by the Trustees or to see to the
application of any payments made or property
transferred to the Trust or upon its order.
Section 2.	Derivative Actions.
(a)	Shareholders of the Trust or
any Series may not bring a derivative action to
enforce the right of the Trust or an affected
Series, as applicable, unless each of the following
conditions is met:
(i)	Each complaining Shareholder
was a Shareholder of the Trust or the affected Series,
as applicable, at the time of the action
or failure to act complained of, or acquired the Shares
 afterwards by operation of law
from a Person who was a Shareholder at that time;
(ii)	Each complaining Shareholder was
 a Shareholder of the Trust or the affected Series,
as applicable, as of the time the demand
 required by subparagraph (iii) below was made;
(iii)	Prior to the commencement of such
derivative action, the complaining Shareholders have made
 a written demand to the Trustees
 requesting that the Trustees cause the Trust or
 affected Series, as applicable, to file the
 action itself.  In order to warrant consideration,
any such written demand must
 include at least the following:
(1)	a detailed description of the
action or failure to act complained of and the facts
upon which each such allegation is made;
(2)	a statement to the effect that
the complaining Shareholders believe that they will
 fairly and adequately represent the
interests of similarly situated Shareholders in
enforcing the right of the Trust or
the affected Series, as applicable, and an explanation
 of why the complaining Shareholders
believe that to be the case;
(3)	a certification that the
requirements of sub-paragraphs (i) and (ii) have been
met, as well as information reasonably
designed to allow the Trustees to verify that certification;
and
(4)	a certification that each
complaining Shareholder will be a
 Shareholder of the Trust or the affected Series, as applicable, as of the commencement of the derivative action;
(iv)	Shareholders owning Shares
 representing at least 10% of the voting power of
 the Trust or the affected Series, as
 applicable, must join in bringing the derivative
action; and
(v)	A copy of the derivative
complaint must be served on the Trust, assuming the
 requirements of sub-paragraphs (i)-(iv)
 above have already been met and the derivative
action has not been barred in
accordance with paragraph (b)(ii) below.
(b)	Demands for derivative action
 submitted in accordance with the requirements
 above will be considered by those Trustees
who are not deemed to be Interested
Persons of the Trust. Within 30 calendar days of the receipt of such demand by the Trustees, those
 Trustees who are not deemed to be
Interested Persons of the Trust will consider
 the merits of the claim and determine whether
maintaining a suit would be in the best interests
of the Trust or the affected Series, as
applicable.  Trustees that are not deemed to be
 Interested Persons of the Trust are deemed
independent for all purposes, including for the
purpose of approving or dismissing a derivative
 action.
(i)	If the demand for derivative
 action has not been considered within 30 calendar
days of the receipt of such demand by the
Trustees, a decision communicated to
 the complaining Shareholder within the time permitted
 by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv)
of paragraph (a) above have been met,
 the complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.
(ii)	If the demand for derivative
action has been made to the Trustees, and a majority of those Trustees who are not deemed to be Interested Persons of the Trust have considered the merits of the claim and have
 determined that maintaining a
suit would not be in the best interests of the Trust or
 the
affected Series, as applicable, the complaining
Shareholders shall be barred from commencing
 the derivative action. If upon such consideration a majority of those Trustees who are not deemed to be Interested Persons of the Trust determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing
within five business days of such
 decision having been reached.
(c)	A Shareholder of a particular
 Series of the Trust shall not be entitled to
participate in a derivative action on
behalf of any other Series of the Trust.
Section 3.	Termination of the
 Trust or Any Series or Class.
(a) 	Unless terminated as provided
herein, the Trust shall continue without limitation
of time.  The Trust may be dissolved at any
 time by vote of a majority of the Outstanding
Shares of each Series entitled to
vote or by the Trustees by written notice to the
Shareholders.  Any Series of Shares
 or Class thereof may be dissolved at any time by
vote of a majority of the Outstanding Shares
of such Series or Class entitled to vote or by the
 Trustees by written notice to the
Shareholders of such Series or Class.
(b) 	Upon the requisite Shareholder
 vote or action by the Trustees to dissolve the
Trust or to dissolve any one or more Series
of Shares or any Class thereof, after paying or
 otherwise providing for all charges,
 taxes, expenses, and liabilities, whether
 due or accrued or anticipated, of the Trust
or of the particular Series or any Class
thereof as may be determined by the Trustees and as
 required by the Delaware Act, the Trust shall
in accordance with such procedures as the
 Trustees may consider appropriate reduce the
remaining assets of the Trust or of the
affected Series or Class to distributable form
 in cash or other securities, or any
combination thereof, and distribute the proceeds
to the Shareholders of the Series or Classes
involved, ratably according to the number of
Shares of such Series or Class held by the
Shareholders of such Series or Class on the date
 of distribution.  Thereupon, the Trust
or any affected Series or Class shall terminate
and the Trustees and the Trust shall be
discharged of any and all further liabilities and
duties relating thereto or arising therefrom,
 and the right, title, and interest of all parties
 with respect to the Trust or such
Series or Class shall be canceled and discharged.
(c) 	Upon termination of the Trust,
 following completion of winding up of its business,
the Trustees shall cause a
certificate of cancellation of the Certificate of
 Trust to be filed in accordance with the
Delaware Act, which Certificate of Cancellation
 may be signed by any one Trustee.
Section 4.	Reorganization.
(a) 	Notwithstanding anything
else herein, the Trustees may, without Shareholder
 approval, unless such approval is
 required by applicable law:
(i)	cause the Trust to merge
or consolidate with or into one or more trusts
(or series thereof to the extent permitted
by law), partnerships, associations, corporations
or other business entities (including
trusts, partnerships, associations, corporations or
other business entities created by
the Trustees to accomplish such
 merger or consolidation) so long as the surviving
 or resulting
 entity is an investment company as defined in the
1940 Act, or is a series thereof, that
 will succeed to or assume the Trusts registration
 under the 1940 Act and that is formed,
 organized, or existing under the
laws of the United States or of a state, commonwealth,
possession or territory of the United
States, unless otherwise permitted under the 1940 Act;
(ii)	cause any one or more

 Series (or Classes) of the Trust to
 merge or consolidate with or into any one or more other
 Series (or Classes) of the Trust, one or more trusts
(or series or classes thereof to the
 extent permitted by law), partnerships, associations,
 corporations;
(iii)	cause the Shares to be
 exchanged under or pursuant to any state or federal
statute to the extent permitted by law; or
(iv)	cause the Trust to
 reorganize as a corporation,
limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.
(b) 	Any agreement of merger
 or consolidation or exchange or certificate of merger
may be signed by a majority of the
Trustees and facsimile signatures
 conveyed by electronic or telecommunication means shall be valid.
(c) 	Pursuant to and in
accordance with the provisions
 of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved
by the Trustees in accordance with this Section 4 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new
governing
instrument of the Trust if the Trust is the surviving or
resulting trust in the merger or
 consolidation.
(d) 	The Trustees may create
 one or more statutory trusts to
 which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for
 the conversion of Shares in the
Trust or any Series or Class thereof into beneficial interests in any such newly created trust or
 trusts or any series of classes thereof.
(e)	The approval of the
 Trustees shall be sufficient
 to cause the Trust, or any Series thereof, to sell
and convey all or
 substantially all of the assets
of the Trust or any affected Series to another Series
 of the Trust or to another entity
 to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes,
and other liabilities, accrued or
 contingent, of the Trust or any affected Series, and
which may include shares or
interests in such other Series
of the Trust or other entity or
series thereof.  Without limiting
the generality of the foregoing, this provision may be
 utilized to permit the Trust to
 pursue its investment program through one or more
subsidiary vehicles or to operate
in a master-feeder structure.
(f)	The Trust may, at the discretion
 of the Trustees, as may be permitted by the 1940 Act,
 and upon the resolution of a
 majority of the then Trustees, convert to a
master-feeder structure, in which the feeder
fund invests all of its assets into a master fund,
 rather than making investments in
securities directly.  Existing Series or Classes of
the Trust may either become feeders into
 a master fund, or themselves
become master funds into which other funds may be feeders.
Section 5.	Amendments.
(a)	Except as specifically
 provided in this Section 5, the Trustees may,
 without Shareholder vote, restate,
amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on:
(i)	any amendment that
 would affect their right to vote granted in Article V,
 Section 1 hereof;
(ii)	 any amendment to
 this Section 5 of Article VIII;
(iii)	any amendment that
 may require their vote under
 applicable law or by the Trusts registration statement, as
 filed with the Commission; and
(iv)	any amendment submitted
 to them for their vote by the Trustees.
(b) 	Any amendment required
 or permitted to be submitted
to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more
Series or Classes shall be authorized by a vote of the
 Shareholders of each Series or
Class affected, and no vote shall be required of Shareholders of a Series or Class not affected.
(c)	The Trustees may, without
Shareholder vote, restate, amend,
 or otherwise supplement the Certificate of Trust as they
deem necessary or desirable.
(d)  Notwithstanding anything else
 herein, no amendment hereof shall limit the
rights to insurance provided by Article VII,
 Section 5 hereof with respect to any acts or
 omissions of Persons covered thereby prior to
such amendment nor shall any such amendment limit
the rights to indemnification
referenced in Article VII, Section 3 hereof or as
provided in the By-Laws with respect to any
 acts or omissions of Persons covered thereby prior
to such amendment.  Furthermore,
 neither the Certificate of Trust nor this Declaration
of Trust may be amended to reduce the
 percentage of Trustees necessary to constitute a
Supermajority of Trustees or to eliminate
 the requirement for approval of a Supermajority of
Trustees as to any matter without the approval
 of a Supermajority of Trustees.
Section 6.	Maintaining
Copies of Declaration of Trust, References, Headings.
The original or a copy of this
 Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a
certificate by an officer of the Trust as to whether
 or not any
such restatements and/or
amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments. In this
 Declaration of Trust and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as herein, hereof, and hereunder, shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be
taken as a part hereof or control
 or affect the meaning, construction
 or effect of this Declaration of Trust.  Whenever
 the singular number is used herein, the same shall
 include the plural; and the neuter, masculine
 and feminine genders shall include each other, as
applicable.  This Declaration of
Trust may be executed in any number of counterparts
each of which shall be deemed an original.
Section 7.	Applicable Law.
(a) 	This Declaration of Trust
and the Trust created hereunder
are to be governed by and construed and enforced in accordance with, the laws of the
 State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust
 specifically
 reserves the right to exercise
 any of the powers or privileges afforded to statutory
trusts or actions that may be
 engaged in by statutory trusts under the Delaware Act,
and the absence of a specific reference herein to any
such power, privilege, or action
shall not imply that the Trust may not exercise such
 power or privilege or take such actions.
(b) 	Notwithstanding the first
 sentence of Section 7(a) of this Article VIII,
there shall not be applicable to the Trust,
 the Trustees, or this Declaration of Trust either
 the provisions of Section 3540 of
Title 12 of the Delaware Code or any provisions of
 the laws (statutory or common) of the
State of Delaware (other than the Delaware Act)
 pertaining to trusts that relate to or
 regulate: (i) the filing with any
 court or governmental body or agency of trustee
accounts or
schedules of trustee fees and charges; (ii)
 affirmative requirements to post bonds for
trustees, officers, agents, or
employees of a trust; (iii) the necessity for
obtaining a
court or other governmental approval concerning the
acquisition, holding, or
disposition of real or personal
property; (iv) fees or other sums applicable to trustees,
officers,
agents or employees of a trust; (v) the allocation
 of receipts and expenditures to
income or principal; (vi) restrictions or limitations
on the permissible nature, amount, or
 concentration of trust
investments or requirements relating to the titling,
storage, or
other manner of holding of trust assets; or (vii) the
 establishment of fiduciary
or other standards or responsibilities
 or limitations on the acts or powers or liabilities or
authorities and powers of trustees
 that are inconsistent with the limitations or liabilities or authorities and powers of the
Trustees set forth or referenced in this Declaration of Trust.
Section 8.	Provisions in
Conflict with Law or Regulations.
(a) 	The provisions of this
 Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never

 to have constituted a part of this Declaration of Trust;
provided, however, that such
 determination shall not affect
 any of the remaining provisions of this Declaration
 of Trust
 or render invalid or improper
 any action taken or omitted prior to such
determination.
(b) 	If any provision of
 this Declaration of Trust
shall be held invalid or unenforceable in any
jurisdiction, such
 invalidity or unenforceability
shall attach only to such provision in such
 jurisdiction and shall not
 in any manner affect such provision in any
other jurisdiction or any other provision
 of this Declaration of Trust in any jurisdiction.
Section 9.	Statutory Trust Only.
It is the intention of the
Trustees to create a statutory
 trust pursuant to the Delaware Act.  It is not
the intention
 of the Trustees to create a general partnership,
limited partnership, joint stock
association, corporation, bailment, or any form of
legal relationship other than a
statutory trust pursuant to the Delaware Act.  Nothing
in this Declaration of Trust shall
be construed to make the Shareholders, either by
 themselves or with the Trustees, partners,
 or members of a joint stock association.
Section 10.	Writings.
To the fullest extent permitted
by applicable laws and regulations:
(a) 	all requirements in this
Declaration of Trust or in the By-Laws that any action
 be taken by means of any writing,
including, without limitation, any written instrument,
any written consent or any written
agreement, shall be deemed to be satisfied by means of
any electronic record in such form
that is acceptable to the Trustees; and
(b) 	all requirements in
this Declaration of Trust or in the By-Laws that any
 writing be signed shall be deemed to be
 satisfied by any electronic signature in such form that
 is acceptable to the Trustees.
IN WITNESS WHEREOF, the
Trustee named below, being
the sole Trustee of JPMorgan Trust I, has executed this
Declaration of
Trust as of the 5th day of November, 2004.
______________________________________
George C.W. Gatch, as Trustee and not individually
 SCHEDULE A
PREDECESSOR ENTITIES

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Funds
J.P. Morgan Institutional Funds
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
J.P. Morgan Mutual Fund Select Group
J.P. Morgan Mutual Fund Select Trust
J.P. Morgan Mutual Fund Series
J.P. Morgan Mutual Fund Trust
J.P. Morgan Series Trust
Growth & Income Portfolio





 SCHEDULE B

SERIES AND CLASSES
As of February 19, 2005

Series
Classes

Non-Money Market Funds

Growth and Income Portfolio


JPMorgan Asia Equity Fund
A, Select, Institutional

JPMorgan Bond Fund
A, B, C, Select, Institutional, Ultra

JPMorgan California Tax Free Bond Fund
A, B, C, Select, Institutional

JPMorgan Capital Growth Fund
A, B, C, Select

JPMorgan Disciplined Equity Fund
	A, Select, Institutional, Ultra

JPMorgan Diversified Fund
	A, B, C, Select, Institutional

JPMorgan Dynamic Small Cap Fund
A, B, C, Select

JPMorgan Emerging Markets Debt Fund
Select

JPMorgan Emerging Markets Equity Fund
A, B, Select, Institutional

JPMorgan Enhanced Income Fund
A, Select, Institutional


JPMorgan Global Healthcare Fund
A, B, C, Select

JPMorgan Global Strategic Income Fund
A, B, C, Select, Institutional, M

JPMorgan Growth and Income Fund
A, B, C, Select


JPMorgan Intermediate Tax Free Bond Fund
	A, B, C, Select, Institutional

JPMorgan International Equity Fund
	A, B, C, Select, Institutional

JPMorgan International Growth Fund
A, B

JPMorgan International Opportunities Fund
A, B, Select, Institutional

SCHEDULE B

SERIES AND CLASSES
As of February 19, 2005

Series
	Classes


JPMorgan International Small Cap
Equity Fund
	A, B, Select, Institutional

JPMorgan International Value Fund
A, B, Select, Institutional

JPMorgan Intrepid America Fund
A, B, C, Select

JPMorgan Intrepid Contrarian Fund
A, B, C, Select

JPMorgan Intrepid European Fund
A, B, C, Select, Institutional

JPMorgan Intrepid Growth Fund
A, B, C, Select

JPMorgan Intrepid Value Fund
A, B, C, Select

JPMorgan Japan Fund
	A, B

JPMorgan Market Neutral Fund
	A, B, Institutional

JPMorgan Mid Cap Equity Fund
A, B, Select

JPMorgan New Jersey Tax Free Bond Fund
A, B, C, Select

JPMorgan New York Tax Free Bond Fund
	A, B, C, Select, Institutional

JPMorgan Short Term Bond Fund
A, Select, Institutional

JPMorgan Small Cap Core Fund
Select

JPMorgan Small Cap Equity Fund
	A, B, C, Select

JPMorgan Tax Aware Disciplined Equity Fund
	Institutional

JPMorgan Tax Aware Enhanced Income
Fund	A, Select, Institutional

JPMorgan Tax Aware International
Opportunities Fund
A, Institutional

SCHEDULE B

SERIES AND CLASSES
As of February 19, 2005

Series
Classes

JPMorgan Tax Aware Large Cap Growth Fund
Select

JPMorgan Tax Aware Large Cap Value Fund	Select

JPMorgan Tax Aware Real Income Fund
A, B, C, Institutional

JPMorgan Tax Aware Short-Intermediate
Income Fund
Select, Institutional

JPMorgan Tax Aware U.S. Equity Fund
A, B, C, Select, Institutional

JPMorgan U.S. Equity Fund
A, B, C, Select, Institutional, Ultra

JPMorgan U.S. Small Company Fund
Select, Institutional

JPMorgan Value Advantage Fund
A, B, C, Select, Institutional

Money Market Funds

JPMorgan 100% U.S. Treasury Securities
Money Market Fund
Capital, Institutional, Agency, Premier,

Morgan, Reserve

JPMorgan California Municipal Money
Market Fund
Morgan

JPMorgan Federal Money Market Fund
Institutional, Agency, Premier, Morgan,

Reserve

JPMorgan New York Municipal Money
Market Fund
Morgan, Reserve

JPMorgan Prime Money Market Fund
Capital, Institutional, Agency, Premier,

Morgan, Reserve, B, C, Select, Cash
Management

JPMorgan Tax Free Money Market Fund
Institutional, Agency, Premier, Morgan,
Reserve